UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2018

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Offering

On October 16, 2018, Karyopharm Therapeutics Inc. (the “Company”) completed its previously announced private offering of $150 million aggregate principal amount of its 3.00% convertible senior notes due 2025 (the “Notes”). The Notes were sold under a purchase agreement, dated as of October 10, 2018, entered into by and between the Company and each of J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option to purchase within a 13-day period from, and including, October 10, 2018 up to an additional $22.5 million aggregate principal amount of the Notes.

Indenture and the Notes

On October 16, 2018, the Company entered into an indenture (the “Indenture”) with respect to the Notes with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company and bear interest at a rate of 3.00% per year payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2019. The Notes will mature on October 15, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms.

Prior to October 15, 2022, the Company may not redeem the Notes. On or after October 15, 2022, the Company may redeem for cash all or a portion of the Notes if the last reported sale price of the Company’s common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

The Notes are convertible into shares of the Company’s common stock at an initial conversion rate of 63.0731 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $15.85 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events as provided in the Indenture, but will not be adjusted for any accrued and unpaid interest. The initial conversion price represents a premium of approximately 27.5% to $12.435, which was the last reported sale price of the Company’s common stock on the Nasdaq Global Select Market on October 10, 2018. Upon conversion of the Notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture).

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2025 only upon the occurrence of certain circumstances. On or after July 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may convert the Notes at any time.

The conversion rate is subject to customary anti-dilution adjustments. In addition, if certain corporate events described in the Indenture occur prior to the maturity date, the Company will increase the conversion rate for a holder that elects to convert its Notes in connection with such corporate event in certain circumstances. Furthermore, calling any Note for redemption will result in an increase in the conversion rate applicable to the conversion of that Note, if it is converted in connection with the redemption in certain circumstances.

If the Company undergoes a “fundamental change,” as defined in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In certain circumstances, if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the form of Note included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Note Offering” is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and were resold only to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company will settle conversions of the Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the Notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

4.1	Indenture (including form of Note) with respect to the Company’s 3.00% convertible senior notes due 2025, dated as of October 16, 2018, between the Company and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018	KARYOPHARM THERAPEUTICS INC.

By: /s/ Christopher B. Primiano
Christopher B. Primiano Executive Vice President, Chief Business Officer, General Counsel and Secretary